           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 3, 1996
                                                  REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                          CARDIAC PATHWAYS CORPORATION
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                      ------------------------------------


       DELAWARE                                         77-0278793
- ------------------------                   ------------------------------------
(STATE OF INCORPORATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               995 BENECIA AVENUE
                           SUNNYVALE, CALIFORNIA 94086
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                      ------------------------------------

                                 1991 STOCK PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            1996 DIRECTOR OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                      ------------------------------------

                               WILLIAM N. STARLING
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                          CARDIAC PATHWAYS CORPORATION
                               995 BENECIA AVENUE
                           SUNNYVALE, CALIFORNIA 94086
                                 (408) 737-0505
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                      ------------------------------------

                                    Copy to:
                             CHRIS F. FENNELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300



===============================================================================

                                               CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                               Proposed              Proposed
          Title of                     Maximum                  Maximum               Maximum
         Securities                     Amount                 Offering              Aggregate             Amount of
           to be                        to be                  Price Per             Offering            Registration
         Registered                   Registered                 Share                 Price                  Fee
- ---------------------------------------------------------------------------------------------------------------------------
Common Stock,
  $.001 par value...........       1,049,972 shares(1)       $   2.13(2)           $2,236,440.36(3)       $  772.00
Common Stock,
  $.001 par value...........         324,020 shares(4)       $13.3125(5)           $4,313,516.25          $1,488.00
Common Stock,
  $.001 par value...........          53,000 shares(6)       $11.3156(7)           $  599,726.80          $  207.00
         TOTAL                     1,426,992 SHARES               --               $7,149,683.41          $2,467.00
===========================================================================================================================


(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into three subtotals. This subtotal represents the sum of shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1991 Stock Plan.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based on the weighted average exercise price (rounded to nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised.

(3) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in note 1 above.

(4) This subtotal represents the sum of shares issuable upon exercise of options that have not yet been granted under the 1996 Director Option Plan and the 1991 Stock Plan as of the date of this Registration Statement. Of the total of 324,020 shares that will be issuable upon the exercise of such options to be granted in the future, 20,000 shares will be issuable upon exercise of options to be granted in the future under the 1996 Director Option Plan and 304,020 shares will be issuable upon exercise of options to be granted in the future under the 1991 Stock Plan.

(5) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported in The Nasdaq National Market on June 27, 1996.

(6) This sub-total represents the number of shares authorized to be issued under the 1996 Employee Stock Purchase Plan.

(7) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of the average of the high and low prices of the Common Stock as reported in The Nasdaq National Market on June 27, 1996. Pursuant to the 1996 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of Common Stock shall be an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date (as defined in such Plan), whichever is lower.

                          CARDIAC PATHWAYS CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Cardiac Pathways Corporation (the "Company") with the Securities and Exchange Commission:

      (1) The Company's Registration Statement on Form S-1 (file no. 333-3616) under the Securities Act of 1933, as amended (the "Securities Act"), in the form declared effective on June 12, 1996.

      (2) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed April 27, 1996 pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and declared effective on June 12, 1996.

      (3) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company has adopted provisions in its Certificate of Incorporation that eliminate to the fullest extent permissible under Delaware law the liability of its directors to the Company for monetary damages. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or recission. The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify the officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable

ITEM 8.  EXHIBITS.


     Exhibit
     Number                                Description
     -------    --------------------------------------------------------------------
       5.1      Opinion of counsel as to legality of securities being registered.
      10.2*     1991 Stock Plan and form of Stock Option Agreement thereunder.
      10.3*     1996 Director Option Plan and form of Director Stock Option Agreement thereunder.
      10.4*     1996 Employee Stock Purchase Plan and forms of agreements thereunder.
      23.1      Consent of counsel (contained in Exhibit 5.1).
      23.2      Consent of Ernst & Young LLP, Independent Auditors.
      24.1      Power of Attorney (see page II-4).

- ---------------

* Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1 (file no. 333-3616), in the form declared effective on June 12, 1996.

ITEM 9.  UNDERTAKINGS.

      A. The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Corporation Law, the Company's Certificate of Incorporation, the Company's Bylaws or the Company's indemnification agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cardiac Pathways Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 3rd day of July, 1996.

                                  CARDIAC PATHWAYS CORPORATION

                                  By: /s/ William N. Starling
                                      --------------------------------------
                                          William N. Starling, President and
                                          Chief Executive Officer (Principal
                                          Executive Officer)


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William N. Starling and David W. Gryska, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                                    Title                                Date
- -----------------------------      -----------------------------------------------      ------------
/s/ William N. Starling            President, Chief Executive Officer and Director      July 3, 1996
- -----------------------------      (Principal Executive Officer)
(William N. Starling)

/s/ David W. Gryska                Vice President and Chief Financial Officer           July 3, 1996
- -----------------------------      (Principal Financial and Accounting Officer)
(David W. Gryska)

/s/ Annette J. Campbell-White      Director                                             July 3, 1996
- -----------------------------
(Annette J. Campbell-White)

/s/ Thomas J. Fogarty, M.D.        Director                                             July 3, 1996
- -----------------------------
(Thomas J. Fogarty, M.D.)

/s/ Joseph P. Ilvento, M.D.        Director                                             July 3, 1996
- -----------------------------
(Joseph P. Ilvento, M.D.)

/s/ Lawrence G. Mohr, Jr.          Director                                             July 3, 1996
- -----------------------------
(Lawrence G. Mohr, Jr.)

                                INDEX TO EXHIBITS

Exhibit Number                                   Description
- --------------   --------------------------------------------------------------------------------
     5.1         Opinion of counsel as to legality of securities being registered.
    10.2*        1991 Stock Plan and form of Stock Option Agreement thereunder.
    10.3*        1996 Director Option Plan and form of Director Stock Option Agreement thereunder.
    10.4*        1996 Employee Stock Purchase Plan and forms of agreements thereunder.
    23.1         Consent of counsel (contained in Exhibit 5.1)
    23.2         Consent of Ernst & Young LLP, Independent Auditors
    24.1         Power of Attorney (see page II-4)

- ---------------------------

* Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1 (file no. 333-3616), in the form declared effective on June 12, 1996.